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                                                                      Exhibit 12



LIBERTY MEDIA CORPORATION
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN MILLIONS)


                                                                                                      |
                                             6 MONTHS ENDED                             10 MONTHS     |    2 MONTHS
                                                June 30,       YEAR ENDED DECEMBER 31,   ENDED        |    ENDED        YEAR ENDED
                                            -----------------  -----------------------  DECEMBER 31,  |  FEBRUARY 28,   DECEMBER 31,
                                             2003       2002     2002     2001    2000     1999       |      1999           1998
                                            -----------------  ---------------------------------------|-----------------------------
                                                                                                      |
Earnings (losses) before income taxes,                                                                |
minority interest and share of                                                                        |
losses of affiliates                        $  (586)  (3,992)    (4,748)  (5,976) 6,441  (2,260)      |       203              2,072
                                                                                                      |
Add:                                                                                                  |
                                                                                                      |
Interest expense, including amortization                                                              |
  of capitalized expenses related                                                                     |
  to indebtedness                               226      215        423      525    246     288       |        26                104
Estimate of the interest within                                                                       |
  rental expense                                  9       11         23       25     17      10       |         1                  9
Distributed income of equity affiliates           2       24         26        7     17       7       |         2                  7
                                                                                                      |
                                            -----------------  ---------------------------------------|-----------------------------
Earnings available for fixed charges        $  (349)  (3,742)    (4,276)  (5,419) 6,721  (1,955)      |       232              2,192
                                            =================  =======================================|=============================
                                                                                                      |
Fixed Charges:                                                                                        |
                                                                                                      |
Interest expense, including amortization                                                              |
  of capitalized expenses                                                                             |
  related to indebtedness                   $  226       215        423      525    246     288       |        26                104
Estimate of the interest within                                                                       |
   rental expense                                9        11         23       25     17      10       |         1                  9
                                                                                                      |
                                            -----------------  ---------------------------------------|-----------------------------
Total fixed charges                         $  235       226        446      550    263     298       |        27                113
                                            =================  =======================================|=============================
                                                                                                      |
                                                                                                      |
Ratio of earnings to fixed charges               -         -          -        -  25.56       -       |      8.59              19.40
                                                                                                      |
Deficiency                                   $(584)   (3,968)    (4,722)  (5,969)     -  (2,253)      |         -                  -
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